Exhibit 99.2

PRESS RELEASE

For further information, contact:	Paul A. Bragg – Chairman and Chief Executive Officer
(281) 404-4700

VANTAGE DRILLING ANNOUNCES PROPOSED OFFERING OF

$960.0 MILLION OF SENIOR SECURED NOTES DUE 2015 BY ITS SUBSIDIARY

OFFSHORE GROUP INVESTMENT LIMITED

HOUSTON, TX, July 19, 2010 – Vantage Drilling Company (“Vantage”) (NYSE Amex: VTG.U) (NYSE Amex: VTG) (NYSE Amex: VTG.WS) announced today that its wholly-owned subsidiary Offshore Group Investment Limited (the “Issuer”) intends to offer, subject to market and other conditions, $960.0 million in aggregate principal amount of Senior Secured Notes due 2015. The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by Vantage and certain of its existing and future subsidiaries, including the subsidiaries of the Issuer. In addition, as previously announced, Vantage has signed a definitive purchase agreement to acquire the remaining 55% interest in Mandarin Drilling Corporation (the owner of the construction contract for the Platinum Explorer) that it does not own from F3 Capital (the “Acquisition”).

Concurrently with the consummation of this offering, Vantage intends to make a public offering of its ordinary shares. The consummation of this offering is conditioned upon the concurrent closing of the Acquisition. Vantage expects to use the net proceeds from these concurrent offerings, if completed, to fund the remaining construction payments for the Platinum Explorer, to refinance certain of its outstanding indebtedness, including the 13 1/2% Senior Secured Notes issued by P2021 Rig. Co, a wholly-owned subsidiary of Vantage, and its existing credit facility, and for general corporate purposes.

The notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption under the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Vantage

Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of eight owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Vantage’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Vantage’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, changing market conditions, Vantage’s ability to complete the offerings and the Acquisition. For more information, see Vantage’s filings with the SEC, including the preliminary prospectus supplement relating to the proposed offering.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Vantage does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.